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                                                        Exhibit 99.B(d)(3)(E)(i)

[ING FUNDS LOGO]


August 15, 2005


Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Administration Agreement dated May 3, 2004, between ING Investors Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio, and ING MarketStyle Moderate Portfolio, three newly established series of ING Investors Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement.

     Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Series.

                                            Very sincerely,


                                            /s/ Robert S. Naka
                                            Robert S. Naka
                                            Senior Vice President
                                            ING Investors Trust


ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Todd Modic
    ------------------------
     Todd Modic
     Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                               ING INVESTORS TRUST

SERIES

ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING MarketStyle Growth Portfolio
ING MarketStyle Moderate Growth Portfolio
ING MarketStyle Moderate Portfolio

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